MANITOWOC FOODSERVICE, INC.
Exhibit 21.1 to Form 10

1.	Appliance Scientific, Inc. (Delaware)

2.	Beleggingsmaatsch appli Interbu BV (Netherlands)

3.	Berisford Holdings Ltd. (UK)

4.	Berisford Property Development (USA) Ltd. (New York)

5.	Boek-en Offsettdrukkerij Kuyte B.V. (Netherlands)

6.	Charles Needham Industries Inc. (Texas)

7.	Cleveland Range LLC (Delaware)

8.	Cleveland Range Ltd. (Canada)

9.	Convotherm Elecktrogerate GmbH (Germany)

10.	Convotherm India Private Limited (India)

11.	Delfield Company LLC, The (Delaware)

12.	Enodis Corporation (Delaware)

13.	Enodis Foodservice Equipment (Shanghai) Co. Ltd. (China)

14.	Enodis Group Holdings US Inc. (Delaware)

15.	Enodis Group Ltd. (UK)

16.	Enodis Hanover (UK)

17.	Enodis Holdings Inc. (Delaware)

18.	Enodis Holdings Ltd. (UK)

19.	Enodis Industrial Holdings Ltd. (UK)

20.	Enodis International Ltd. (UK)

21.	Enodis Investments Ltd. (UK)

22.	Enodis Maple Leaf Ltd. (UK)

23.	Enodis Nederland B.V. (Netherlands)

24.	Enodis Oxford (UK)

25.	Enodis Property Development Ltd. (UK)

26.	Enodis Property Group Ltd. (UK)

27.	Enodis Regent (UK)

28.	Enodis Strand Ltd. (UK)

29.	Enodis Technology Center, Inc. (Delaware)

30.	Fabristeel (M) Sdn Bhd (Malaysia)

31.	Fabristeel Private Limited (Singapore)

32.	Fo Shan Nanhai Fabristeel Kitchen Ware Co. Ltd. (China)

33.	Frymaster LLC (Louisanna)

34.	Garland Commercial Industries LLC (Delaware)

35.	Garland Commerical Ranges Ltd. (Canada)

36.	Glenluce Ltd. (Isle of Man)

37.	H. Tieskens Beheer B.V. (Netherlands)

38.	H. Tieskens Exploitative B.V. (Netherlands)

39.	Inducs (Switzerland)

40.	Kysor Business Trust (Delaware)

41.	Kysor Holdings, Inc. (Delaware)

42.	Kysor Industrial Corporation (Michigan)

43.	Kysor Industrial Corporation (Nevada)

44.	Kysor Nevada Holding Corporation (Nevada)

45.	Landis Holding LLC (f/k/a Jackson MSC LLC) (Delaware)

46.	Manitowoc (China) Foodservice Co. Ltd. (China)

47.	Manitowoc Beverage Systems Ltd. (UK)

48.	Manitowoc Cayman Islands Funding Ltd. (Cayman Islands)

49.	Manitowoc Deutschland GmbH (Germany)

50.	Manitowoc Equipment Works, Inc. (Nevada)

51.	Manitowoc Foodservice (Luxembourg) S.a.r.l. (Luxembourg)

52.	Manitowoc Foodservice Asia Pacific Private Limited (Singapore)

53.	Manitowoc Foodservice Companies, LLC (Wisconsin)

54.	Manitowoc Foodservice Germany Holding GmbH (Germany)

55.	Manitowoc Foodservice Holding, Inc. (Wisconsin)

56.	Manitowoc Foodservice Iberia SAU (Spain)

57.	Manitowoc Foodservice India Private Limited (India)

58.	Manitowoc Foodservice M.E. FZE (UAE)

59.	Manitowoc Foodservice UK Limited (UK)

60.	Manitowoc FP, Inc. (Nevada)

61.	Manitowoc FSG Holding, LLC (Delaware)

62.	Manitowoc FSG International Holdings, Inc. (Nevada)

63.	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V. (Mexico)

64.	Manitowoc FSG Mexico, SRL de C.V. (Mexico)

65.	Manitowoc FSG Operations, LLC. (Nevada)

66.	Manitowoc FSG U.S. Holding, LLC (Delaware)

67.	Manitowoc FSG UK Limited (UK)

68.	Manitowoc TJ, SRL de C.V. (Mexico)

69.	Manston Ltd. (BVI) (UK)

70.	McCann’s Engineering & Manufacturing Co., LLC (CA)

71.	Merrychef Limited (UK)

72.	MTW County Limited (UK and DE)

73.	Shanghai Fabristeel Foodservice International Trade Co. Ltd. (China)

74.	Shanghai Manitowoc International Trading Co. Ltd. (China)

75.	TRUpour Ltd. (Ireland)

76.	Welbilt Corporation (Delaware)

77.	Welbilt Holding Company (Delaware)

78.	Welbilt Manufacturing (Thailand) Ltd. (Thailand)

79.	Westran Corporation (Michigan)